UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2005

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2005, the Company issued the attached press release announcing J. Timothy Gargaro's intention to resign as the Company's Executive Vice President and Chief Financial Officer. Mr. Gargaro will remain with the Company during a transition period not to extend beyond December 31, 2005.

The severance agreement, to be effective as of October 1, 2005, provides for Mr. Gargaro to receive base salary through the date of resignation, severance equal to one year of unmitigated base salary with up to an additional six months of unmitigated base salary conditioned on satisfactory performance and based upon the length of the transition period not to extend beyond December 31, 2005. Mr. Gargaro will retain any vested portion of stock options (with a 90-day period for exercise) and restricted shares and will be entitled to receive a pro-rata share of eligible bonus, to the extent pre-established corporate financial targets are met for fiscal 2006. Mr. Gargaro will also receive standard health benefits for up to 18 months, as well as reasonable reimbursement of outplacement services.

Item 9.01 Financial Statements and Exhibits.

Press Release dated November 9, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

November 9, 2005	By:	Gordon A. Ulsh

Name: Gordon A. Ulsh
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 9, 2005